SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): August 29, 2013

Boldface Group, Inc.
(Exact name of registrant as specified in charter)

Nevada	333-148722	02-0811868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1309 Pico Blvd., Suite A, Santa Monica, CA		90405
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 450-4501

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Expansion of Debenture Financing

On August 29, 2013, BOLDFACE Group, Inc. (the “Company”) completed the sale of (i) an 8% original issue discount senior secured convertible debenture in the principal amount of $616,000 (the “Debenture”) and (ii) a five-year warrant (the “Warrant”) to purchase 9,058,824 shares of the Company’s common stock at an exercise price of $0.082 per share, subject to adjustment, for gross proceeds of $550,000.  The Debenture is convertible into shares of common stock at any time prior to maturity at $0.068 per share, subject to adjustment and certain conversion limitations set forth in the Debenture and “full-ratchet” and other customary anti-dilution protections.  The sale of the Debenture and Warrant were on substantially the same terms as the financing transaction completed by the Company on June 20, 2013.

The Debenture bears interest at the rate of 8% per annum, payable quarterly on February 1, May 1, August 1 and November 1, beginning on November 1, 2013.  Interest is payable in cash or at the Company’s option in shares of common stock, provided certain conditions are met, based on a share value equal to the lesser of (a) 90% of the average of the volume weighted average price (the “VWAP”) for the 20 consecutive trading days prior to the applicable interest payment date and (b) 100% of the average of the VWAP for the 20 consecutive trading days prior to the applicable interest payment date less $0.01.  On each of September 1, 2014, October 1, 2014, November 1, 2014, December 1, 2014, January 1, 2015 and February 1, 2015, the Company is obligated to redeem an amount equal to $51,333 and on March 1, 2015, the Company is obligated to redeem an amount equal to $308,000, (plus accrued but unpaid interest, liquidated damages and any other amounts then owing in respect of the Debenture) (collectively, the “Periodic Redemption Amount”).  In lieu of a cash redemption and subject to the Company meeting certain equity conditions described in the Debenture, the Company may elect to pay the Periodic Redemption Amount in shares based on a conversion price equal to the lesser of (a) $0.068 per share, subject to adjustments upon certain events, and (b) 90% of the average of the VWAP for the 20 consecutive trading days prior to the applicable redemption date. Upon any Event of Default (as defined in the Debenture), the outstanding principal amount of the Debenture, plus liquidated damages, interest, a premium of 30% and other amounts owing in respect thereof through the date of acceleration, shall become, at the Investors’ election, immediately due and payable in cash.  Commencing five days after the occurrence of any Event of Default, the interest rate on the Debenture shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.

At any time after the six month anniversary of the Closing Date, the Company may prepay any portion of the outstanding principal amount of any Debenture, plus liquidated damages, interest, a premium of 20% and other amounts owing in respect thereof through the applicable date of optional redemption, subject to notice to the Investors.

The Company’s obligations under the Debenture are secured by a lien on the assets of the Company and its wholly-owned subsidiary, BOLDFACE Licensing + Branding (“BLB”), pursuant to the terms of the Security Agreement dated as of August 29, 2013 and are the subject of a guaranty by BLB.

The Company has granted the purchaser the right to participate in future financings and the transaction documents contain other customary affirmative and negative covenants.

The Debenture and the Warrant are “restricted securities” subject to all applicable restrictions specified by federal and state securities laws.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

4.1	Form of Convertible Debenture*
4.2	Form of Warrant*
10.1	Form of Securities Purchase Agreement*
10.2	Form of Security Agreement*
10.3	Guaranty of BOLDFACE licensing + branding*

* Incorporated by reference to the exhibit of the same number filed with the Company’s Current Report on Form 8-K on June 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLDFACE GROUP, INC.

By:	/s/ Nicole Ostoya
Name:	Nicole Ostoya
Title:	Chief Executive Officer and President

Dated: September 4, 2013